EX-99.h.11

                                    AMENDMENT
                                       TO
                            ADMINISTRATION AGREEMENT
                                     BETWEEN
                              JNL VARIABLE FUND LLC
                                       AND
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC


         This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company ("Administrator"), and JNL VARIABLE FUND LLC, a Delaware limited liability company ("JNL Variable Fund").

         WHEREAS, the Administrator and the JNL Variable Fund entered into an Administration Agreement dated as of January 31, 2001 ("Agreement"), whereby the Administrator agreed to provide certain administrative services to the investment portfolios of the JNL Variable Fund LLC (each a "Fund");

         WHEREAS, the JNL/Mellon Capital Management The DowSM 5 Fund has been merged into the JNL/Mellon Capital Management The DowSM 10 Fund.

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated May 3, 2004, attached hereto.

     2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated May 3, 2004, attached hereto.

         IN WITNESS WHEREOF, the Administrator and the JNL Variable Fund have caused this Amendment to be executed as of this 3rd day of May, 2004.

JACKSON NATIONAL ASSET                 JNL VARIABLE FUND LLC
MANAGEMENT, LLC


By: ______________________________     By: ___________________________________

Name:   MARK D. NERUD                  Name:  ROBERT A. FRITTS

Title:  CHIEF FINANCIAL OFFICER        Title: PRESIDENT


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                                   SCHEDULE A
                                Dated May 3, 2004

JNL/Mellon Capital Management The DowSM 10 Fund
JNL/Mellon Capital Management The S&P(R) 10 Fund
JNL/Mellon Capital Management Global 15 Fund
JNL/Mellon Capital Management 25 Fund
JNL/Mellon Capital Management Select Small-Cap Fund
JNL/Mellon Capital Management Communications Sector Fund
JNL/Mellon Capital Management Consumer Brands Sector Fund
JNL/Mellon Capital Management Energy Sector Fund
JNL/Mellon Capital Management Financial Sector Fund
JNL/Mellon Capital Management Pharmaceutical/Healthcare Sector Fund JNL/Mellon Capital Management Technology Sector Fund

                                   SCHEDULE B
                                Dated May 3, 2004

         FUNDS                                                            FEE

JNL/Mellon Capital Management The DowSM 10 Fund                           .15%
JNL/Mellon Capital Management The S&P(R)10 Fund                           .15%
JNL/Mellon Capital Management Global 15 Fund                              .20%
JNL/Mellon Capital Management 25 Fund                                     .15%
JNL/Mellon Capital Management Select Small-Cap Fund                       .15%
JNL/Mellon Capital Management Communications Sector Fund                  .15%
JNL/Mellon Capital Management Consumer Brands Sector Fund                 .15%
JNL/Mellon Capital Management Energy Sector Fund                          .15%
JNL/Mellon Capital Management Financial Sector Fund                       .15%
JNL/Mellon Capital Management Pharmaceutical/Healthcare Sector Fund       .15%
JNL/Mellon Capital Management Technology Sector Fund                      .15%